As filed with the Securities and Exchange Commission on July 11, 2007

Registration No. 333-104594

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-104594

UNDER

THE SECURITIES ACT OF 1933

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

A.B.N. 11 005 357 522

(Exact Name of Registrant as Specified in Its Charter)

Victoria, Australia	13-2623463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Queen Street
Melbourne 3000, Victoria, Australia
(613) 9273-5555
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Al Chircop

General Manager, Americas

Australia and New Zealand Banking Group Limited

1177 Avenue of the Americas

6th Floor

New York, New York 10036

(212) 801-9800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

John E. Estes, Esq.

Sullivan & Cromwell

125 Broad Street

New York, New York 10004

(212) 558-4000

DEREGISTRATION OF UNSOLD SECURITIES

    This post effective amendment relates to the Registration Statement filed on Form S-8, No. 333-104594, filed April 17, 2003, registering 3,000,000 ordinary shares of Australia & New Zealand Banking Group Limited (“ANZ”).

ANZ intends to file a Form 15F to terminate the registration of its American Depositary Shares and underlying Ordinary Shares under the Securities Exchange Act of 1934, as amended.

In accordance with an undertaking made by ANZ in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, ANZ hereby terminates the Registration Statement and withdraws from registration all of the securities registered or carried forward under the Registration Statement which remain unsold as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on July 6, 2007.

AUSTRALIA & NEW ZEALAND BANKING
GROUP LIMITED

By:	/s/ Peter Ralph Marriott

Name: Peter Ralph Marriott
Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacities and on the dates indicated below.

Name	Title	Date

*
Charles Barrington Goode	Chairman	July 6, 2007

*
John McFarlane	Chief Executive Officer and Director	July 6, 2007

*
Jeremy Kitson Ellis	Director	July 6, 2007

*
Margaret Anne Jackson	Director	July 6, 2007

Gregory John Clark	Director	July , 2007

/s/ Ian John Macfarlane

Ian John Macfarlane	Director	July 5, 2007

/s/ David Edward Meiklejohn

David Edward Meiklejohn	Director	July 9, 2007

/s/ John Powell Morschel

John Powell Morschel	Director	July 6, 2007

/s/ Peter Ralph Marriott

Peter Ralph Marriott	Chief Financial Officer	July 6, 2007

/s/ Shane Michael Buggle	Group General Manager, Finance
Shane Michael Buggle	(principal accounting officer)	July 6, 2007

/s/ Al Chircop	Authorized Representative in The United
Al Chircop	States	July 6, 2007

*By: /s/ Peter Ralph Marriott
Peter Ralph Marriott
Attorney-in-fact
July 6, 2007

Exhibits

24            Power of Attorney (included on pages 6 and 7 of the original filing of this Registration Statement).